UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 19, 2004

Date of Report (date of earliest event reported)

CURON MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 19, 2004, Curon Medical, Inc., a Delaware corporation, issued a press release announcing that the Nasdaq Listing Qualifications Department has notified the Company that it is not in compliance with the requirements of Nasdaq Marketplace Rule 4310(c)(14) and is subject to delisting from the Nasdaq SmallCap Market. The press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Curon Medical, Inc. dated August 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Alistair F. McLaren Alistair F. McLaren Vice President of Finance, Chief Financial Officer and Chief Information Officer

Date: August 19, 2004

INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press Release of Curon Medical, Inc. dated August 19, 2004.